EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Diebold, Incorporated:

We consent to incorporation by reference in the Registration Statement (No.33-32960) on Form S-8 of Diebold, Incorporated of our report included herein dated June 28, 2004.

/s/KPMG LLP
KPMG LLP

Cleveland, Ohio
June 28, 2004